

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                       9,270,594
<SECURITIES>                                         0
<RECEIVABLES>                                   34,344
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              52,108,399<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                52,108,399<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             8,290,367<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,958,490
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,250,454<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,250,454<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,250,454<F4>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets
include net unrealized gain on open contracts of $1,200,707 and investment in U.S. Treasury bills of $41,602,754.
<F2>Liabilities include redemptions payable of $956,163, accrued brokerage fee of $173,174, accrued administrative fees of $156,280, accrued management fee of $43,293 and incentive fees payable of $147,477.
<F3>Total revenue includes realized trading revenue of $4,803,195, net change in unrealized of $421,275, interest income of $2,855,465 and change in valuation of Yield Pool of $210,432.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $81,423.

